SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                  TEN STIX INC.
             (Exact name of Registrant as specified in its charter)

          NEVADA                                                  20-1217659
State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

10631 E. Running Deer Trail, Scottsdale, Arizona                   85262
(Address of principal executive offices)                         (Zip Code)

                    2004 Employee Stock Incentive Plan No. 2
     2004 Non-Employee Directors and Consultants Retainer Stock Plan No. 2
                             Full Title of the Plan)

                                 David Keaveney
                                President and CEO
                          10631 E. Running Deer Trail
                           Scottsdale, Arizona 85262
                     (Name and Address of Agent For Service)

                                 (480) 419-8607
          (Telephone Number, Including Area Code of Agent For Service)

                          Copies of Communications to:
                             George G. Chachas, Esq.
                             Wenthur & Chachas, LLP
                     4180 La Jolla Village Drive, Suite 500
                           La Jolla, California 92037
                                 (858) 457-3800


                         Calculation of Registration Fee

=================================================== ================ ======================= ======================== =============

                                                                        Proposed Maximum        Proposed Maximum        Amount Of
            Title Of Securities To Be                Amount To Be      Offering Price Per      Aggregate Offering      Registration
                    Registered                       Registered(1)          Share(2)                Price(3)              Fee(3)
--------------------------------------------------- ---------------- ----------------------- ------------------------ -------------
--------------------------------------------------- ---------------- ----------------------- ------------------------ -------------

Common Stock, par value $0.001 per share
Pursuant to the Ten Stix, Inc.
2004 Employee Stock Incentive Plan No. 2              50,000,000             .0023                    $115,000            $14.75
--------------------------------------------------- ---------------- ----------------------- ------------------------ -------------
--------------------------------------------------- ---------------- ----------------------- ------------------------ -------------

Common Stock, par value $0.001 per share
Pursuant to the Ten Stix, Inc.
2004 Non-Employee Directors and Consultants
Retainer Stock Plan No. 2                             18,000,000             .0023                    $ 41,400            $ 5.25
--------------------------------------------------- ---------------- ----------------------- ------------------------ -------------
--------------------------------------------------- ---------------- ----------------------- ------------------------ -------------

TOTAL                                                 68,000,000             .0023                    $156,400           $ 20.00
--------------------------------------------------- ---------------- ----------------------- ------------------------ -------------


                                EXPLANATORY NOTE

     The Registrant filed Registration Statement No. 333-118986, with the Securities and Exchange Commission on September 15, 2004, which covered 50,000,00 shares of the Registrant's common stock, par value $0.001 per share (the "Common Stock"), that may be issued pursuant to the Registrant's 2004 Employee Stock Incentive Plan No. 2 and 18,000,000 shares of the Registrant's common stock, par value $0.001 per share that may be issued pursuant to the Registrant's 2004 Non-Employee Directors and Consultants Retainer Stock Plan No. 2.

     We are filing this Post Effective Amendment No. 1 to the Registration Statement No. 333-118986, with the Securities and Exchange Commission on September 15, 2004, to include the Consent of A.J. Robbins, P.C., who were independent auditors for the Registrant for a portion the Registrant's fiscal year ended december 31, 2003, which consent was inadvertantly omitted from the original filing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-118986, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on the date written below.

                                             TEN STIX INC.
                                             A Colorado Corporation



Dated: September 28, 2004                    /S/ David Keaveney
                                             ----------------------------------
                                             By:  David Keaveny
                                             Its:  President, Treasurer and
                                                   Chief Executive Officer

                                  EXHIBIT INDEX

         Exhibit      Description

         23.2         Consent of A.J. Robbins, P.C.